Exhibit 4.1

enovaTM

Enova International, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE-OF-DELAWARE

THIS CERTIFICATE IS TRANSFERABLE IN JERSEY CITY, NJ, NEW YORK, NY AND PITTSBURGH, PA

COMMON STOCK CUSIP 29357K 10 3

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0,00001 PAR VALUE PER SHARE, OF

ENOVA INTERNATIONAL, INC.

Transferable only on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

PRESIDENT AND CHIEF EXECUTIVE OFFICER

ENOVA INTERNATIONAL, INC.

CORPORATE SEAL DELAWARE 2011

CORPORATE SECRETARY

COUNTERSIGNED AND REGISTERED:

MELLON INVESTOR SERVICES LLC

TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate. shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM a s tenants in common TEN ENT a s tenants by the entireties JT TEN a s joint tenants with right of suivivorship and not as tenants in common UNlF GIFT MIN ACT- Custodian [CUSI) inor or) under Uniform Gifts to Minors Act (State) Additional abbreviations may also be used though not in the above iist. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINTORTYPEWRITE NAIYIEANDADDRESS lNCLUDING POSIALLPCODE OFASSIGNEE Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated, NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITIEN UUPON THE FACE OF THE CERTICATE, IN EVERY PARTICULAR, WITHOUT ALTERTION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS. STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM). PURSUANT TO S.E.C RULE 17 Ad-15.